SPO MEDICAL EQUIPMENT LTD.
                          (A DEVELOPMENT STAGE COMPANY)

                     CONDENSED INTERIM FINANCIAL STATEMENTS
                              AS OF MARCH 31, 2005
                                    UNAUDITED

                           SPO MEDICAL EQUIPMENT LTD.
                          (A DEVELOPMENT STAGE COMPANY)

                     CONDENSED INTERIM FINANCIAL STATEMENTS
                              AS OF MARCH 31, 2005
                                    UNAUDITED


                                TABLE OF CONTENTS

                                                                            Page
                                                                            ----

INTERIM FINANCIAL STATEMENTS:

  Condensed Interim Balance Sheet                                             2

  Condensed Interim Statements of Operations                                  3

  Condensed Interim Statements of Cash Flows                                  4

  Notes to the Condensed Interim Financial Statements                        5-6

                           SPO MEDICAL EQUIPMENT LTD.
                          (A DEVELOPMENT STAGE COMPANY)
                         CONDENSED INTERIM BALANCE SHEET
                                   (Unaudited)

                                            March 31,     December 31,
                                           -----------    ------------
                                             2 0 0 5        2 0 0 4
                                           -----------    ------------
Assets

Current Assets
Cash and cash equivalents                  $    31,449    $      8,581
Short-term investments                          32,439          32,601
Trade receivables                              251,903         153,341
Other receivables                               18,134          24,435
Inventory                                       16,221              --
                                           -----------    ------------
                                               350,146         218,958
                                           -----------    ------------

Long-Term Investments
Deposits                                         5,386           5,182
Severance pay fund                              93,844          83,135
                                           -----------    ------------
                                                99,230          88,317
                                           -----------    ------------

Fixed Assets
Cost                                            66,268          63,841
Less - accumulated depreciation                 44,536          43,440
                                           -----------    ------------
                                                21,732          20,401
                                           -----------    ------------
                                           $   471,108    $    327,676
                                           ===========    ============


Liabilities and Shareholders' Deficiency

Current Liabilities
Short-term loans                           $   304,749    $    552,881
Accounts payable                               145,768         149,906
Other payables and accrued expenses            254,898         279,933
                                           -----------    ------------
                                               705,415         982,720
                                           -----------    ------------

Long-Term Liabilities
Long term loans                                350,515              --
Accrued severance pay                          121,149         118,732
                                           -----------    ------------
                                               471,664         118,732
                                           -----------    ------------

Shareholders' Deficiency
Share capital                                  635,069         599,684
Additional paid-in capital                   2,898,364       2,674,606
Accumulated deficit                         (4,239,404)     (4,048,066)
                                           -----------    ------------
                                              (705,971)       (773,776)
                                           -----------    ------------
                                           $   471,108    $    327,676
                                           ===========    ============

See Notes to Financial Statements.

                           SPO MEDICAL EQUIPMENT LTD.
                          (A DEVELOPMENT STAGE COMPANY)
                   CONDENSED INTERIM STATEMENTS OF OPERATIONS
                                   (Unaudited)

                                                                       Cumulative
                                                                          from
                                                                        January 1,
                                              Three months ended          1996
                                                  March 31,            (inception)
                                           ------------------------    to March 31,
                                            2 0 0 5       2 0 0 4        2 0 0 5
                                           ----------   -----------    ----------

Revenues
Sales of products                          $  373,350   $        --    $  538,054
Research and development services                  --            --       546,164
                                           ----------   -----------    ----------
  Total revenues                              373,350            --     1,084,218
                                           ----------   -----------    ----------
Costs and expenses
Cost of revenues                              154,355            --       424,032
Research and development, net                  96,756        (6,656)      974,382
Selling and marketing                         112,033         1,029       605,800
General and administrative                    106,472        73,211     1,484,926
Merger expenses                                37,500            --     1,514,231
                                           ----------   -----------    ----------
  Total costs and expenses                    507,116        67,584     5,003,371
                                           ----------   -----------    ----------

Operating loss                                133,766        67,584     3,919,153

Financial expenses, net                        57,572        15,696       320,251
                                           ----------   -----------    ----------

Loss for the period                        $  191,338   $    83,280    $4,239,404
                                           ==========   ===========    ==========

Basic and diluted loss per share           $     0.06   $      0.03
                                           ==========   ===========

Weighted average number of shares
  outstanding used in computation of EPS    3,210,032     2,941,617
                                           ==========   ===========

See Notes to Financial Statements.

                           SPO MEDICAL EQUIPMENT LTD.
                          (A DEVELOPMENT STAGE COMPANY)
                   CONDENSED INTERIM STATEMENTS OF CASH FLOWS
                                   (Unaudited)

                                                                            Three months ended      Cumulative from
                                                                          ----------------------    January 1, 1996
                                                                                 March 31,             (inception)
                                                                          ----------------------       to March 31,
                                                                           2 0 0 5      2 0 0 4         2 0 0 5
                                                                          ---------    ---------    ---------------
Cash Flows from Operating Activities

Loss for the period                                                       $(191,338)   $ (83,280)   $    (4,239,404)
Adjustments to reconcile loss to net cash used in operating activities:
  Depreciation                                                                1,096          866             45,167
  Amortization of deferred stock-based compensation                              --           --            133,314
  Stock-based compensation expenses                                              --           --          1,730,696
  Revaluation of short-term credit                                               --           --               (307)
  Increase (decrease) in accrued severance pay, net                          (8,292)      (8,467)            27,305
  Increase in accrued interest payable in loans                              11,011          833             33,892
  Revaluation of long-term deposits                                            (204)          --               (204)
  Beneficial conversion feature expense                                          --           --            115,000

Changes in assets and liabilities:
  Increase in Inventory                                                     (16,221)          --            (16,221)
  Increase in trade receivables                                             (98,562)          --           (251,903)
  Decrease (increase) in other receivables                                    6,301       37,056            (18,134)
  Increase (decrease) in accounts payable                                    (4,138)      (5,384)           145,768
  Increase (decrease) in other payables and accrued expenses                (25,035)      38,902            254,898
                                                                          ---------    ---------    ---------------
Net cash used in operating activities                                      (325,382)     (19,474)        (2,040,133)
                                                                          ---------    ---------    ---------------
Cash Flows from Investing Activities

Increase in short-term investments                                               --           --            (32,601)
Decrease (increase) in long-term deposits                                       162           --             (5,020)
Purchase of fixed assets                                                     (2,427)        (452)           (68,765)
Proceeds from sale of fixed assets                                               --           --              1,866
                                                                          ---------    ---------    ---------------
Net cash used in investing activities                                        (2,265)        (452)          (104,520)
                                                                          ---------    ---------    ---------------
Cash Flows from Financing Activities

Issuance of share capital                                                        --           --          1,295,280
Receipt of long term loans                                                  350,515           --            350,515
Receipt of short-term loans                                                      --      100,000            569,529
Repayment of short-term loans                                                    --           --            (39,222)
                                                                          ---------    ---------    ---------------
Net cash provided byfinancing activities                                    350,515      100,000          2,176,102
                                                                          ---------    ---------    ---------------

Increase in cash and cash equivalents                                        22,868       80,074             31,449
Cash and cash equivalents at the beginning of the period                      8,581        5,733                 --
                                                                          ---------    ---------    ---------------

Cash and cash equivalents at the end of the period                        $  31,449    $  85,807    $        31,449
                                                                          =========    =========    ===============
Non cash transactions
  Conversion of short-term loans                                          $ 259,143           --    $       259,143
                                                                          =========    =========    ===============

                           SPO MEDICAL EQUIPMENT LTD.
                          (A DEVELOPMENT STAGE COMPANY)
               NOTES TO THE CONDENSED INTERIM FINANCIAL STATEMENTS
                                   (Unaudited)

NOTE 1 - BASIS OF PRESENTATION

The accompanying unaudited condensed interim financial statements have been prepared by SPO MEDICAL EQUIPMENT LTD. ("SPO" or the "Company") in accordance with accounting principles generally accepted in the United States of America. These financial statements reflect all adjustments, consisting of normal recurring adjustments and accruals, which are, in the opinion of management, necessary for a fair presentation of the financial position of the Company as of March 31, 2005 and the results of operations and cash flows for the interim periods indicated in conformity with generally accepted accounting principles applicable to interim periods. Accordingly, certain information and footnote disclosures normally included in annual financial statements prepared in accordance with generally accepted accounting principles have been condensed or omitted. These financial statements should be read in conjunction with the audited financial statements and notes thereto of the Company for the year ended December 31, 2004, appearing in the Company's Form 8 K/A filed on November 7, 2005. The results of operations presented are not necessarily indicative of the results to be expected for future quarters or for the year ending December 31, 2005. The balance sheet at December 31, 2004 has been derived from the audited financial statements as of and for the year ended December 31, 2004, but does not include all the information and footnotes required by generally accepted accounting principles for annual financial statements.

NOTE 2 - EXCHANGE TRANSACTION

On February 28, 2005 the Company and its shareholders entered into a Capital Stock Exchange Agreement (as amended by Restated Capital Stock Exchange Agreement) (the "Exchange Agreement") with United Diagnostic, Inc., a Delaware corporation ("UNDI") under which on the Closing day and no later than April 30, 2005, UNDI shall acquire 100% of the Company's issued and outstanding stock for consideration consisting of 5,937,381 shares of UNDI's common stock (including options to acquire such shares). Upon consummation of the Exchange the Company will survive as a wholly owned subsidiary of UNDI.

NOTE 3 - GOING CONCERN

As reflected in the accompanying condensed interim consolidated financial statements, the Company's operations for the three months ended March 31, 2005, resulted in a net loss of $ 180,334 and the Company's balance sheet at March 31, 2005 reflects a working capital deficiency of $ 355,269 and a total shareholders' deficiency of $ 705,971. The Company's ability to continue operating as a going concern is dependent on its ability to raise sufficient additional working capital. Management's plans in this regard include raising additional cash from current and potential stockholders, increasing the marketing of its solutions and obtaining loans.

                           SPO MEDICAL EQUIPMENT LTD.
                          (A DEVELOPMENT STAGE COMPANY)
               NOTES TO THE CONDENSED INTERIM FINANCIAL STATEMENTS
                                   (Unaudited)

NOTE 4 - SHORT-TERM LOANS

a. In January 2005, the Company issued to ten investors Convertible Promissory Notes ("Notes") in the total amount of $300,000. The Notes bear interest at an annual rate of 8% and are payable after one year. The Notes are convertible into common shares of the Company commencing on the first business day after the receipt by the Company of at least $2 million from the sale of its Common Stock ("Transaction"), at a pre share price equal to the lesser of (i) a pre-money valuation of 40% less than the pre-money valuation in the Transaction and (ii) $12 million divided by the number of the Company's outstanding shares immediately prior to the Transaction (the "Exercise Price").

      In addition, the Company issued to three of the investors a Warrant for the Purchase of Shares to purchase from the Company (during a period of three years from the close of the Transaction), $30,000 of common shares of the Company or any other equity securities which may be issued by it with respect thereto, for a per share price equal to the Exercise Price.

b. In March 2005 the holders of two convertible loans in the total amount of $250,000 elected to convert their loans to ordinary stock and received a total of 152,437 common stock in the company.

                           SPO Medical Equipment Ltd.
                          (A Development Stage Company)
                              Financial Statements
                             As of December 31, 2004

                           SPO Medical Equipment Ltd.
                          (A Development Stage Company)
                              Financial Statements

                                Table of Contents

                                                                            Page
                                                                            ----
Report of Independent Registered Public Accounting Firm                       2

Financial Statements:

Balance Sheets as of December 31, 2004 and 2003                               3

Statements  of  Operations  for the years ended  December 31, 2004 and
  2003 and for the period from January 1, 1996  (inception)  to December
  31, 2004                                                                    4

Statement of  Shareholders'  Equity  (Deficiency)  for the years ended
  December  31,  2004 and 2003 and for the period  from  January 1, 1996
  (inception) to December 31, 2004                                           5-6

Statements  of Cash Flows for the years  ended  December  31, 2004 and
  2003 and for the period from January 1, 1996  (inception)  to December
  31, 2004                                                                    7

Notes to the Financial Statements                                           8-15

             Report of Independent Registered Public Accounting Firm

To the Shareholders of
SPO Medical Equipment Ltd.
(A Development Stage Company)

We have audited the accompanying balance sheets of SPO Medical Equipment Ltd. ("the Company") (a development-stage company) as of December 31, 2004 and 2003, and the related statements of operations, shareholders' equity (deficiency) and cash flows for the years ended December 31, 2004 and 2003 and for the period from January 1, 1996 (date of inception) to December 31, 2004. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by the Company's management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Company as of December 31, 2004 and 2003, and the results of its operations and its cash flows for the years ended December 31, 2004 and 2003 and for the period from January 1, 1996 (date of inception) to December 31, 2004, in conformity with generally accepted accounting principles in the United States.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. The Company is a development stage company. As discussed in Note 1b to the financial statements, the Company's recurring losses from operations and shareholders' deficiency raise substantial doubt about its ability to continue as a going concern. Management's plans concerning these matters are also described in Note 1c. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Brightman Almagor & Co.
Certified Public Accountants
A member firm of Deloitte Touche Tohmatsu

Tel-Aviv, Israel
March 31, 2005

                           SPO Medical Equipment Ltd.
                          (A Development Stage Company)
                                 Balance Sheets

                                                                                December 31,
                                                                         --------------------------
                                                                  Note       2004           2003
                                                                  ----   -----------    -----------
Assets

Current Assets
Cash and cash equivalents                                                $     8,581    $     5,733
Short-term investments                                                        32,601             --
Trade receivables                                                            153,341             --
Other receivables                                                   3         24,435         41,777
                                                                         -----------    -----------
                                                                             218,958         47,510
                                                                         -----------    -----------
Long-Term Investments
Deposits                                                                       5,182             --
Severance pay fund                                                  4         83,135        115,275
                                                                         -----------    -----------
                                                                              88,317        115,275
                                                                         -----------    -----------
Fixed Assets
Cost                                                                          63,841         56,460
Less - accumulated depreciation                                               43,440         39,806
                                                                         -----------    -----------
                                                                              20,401         16,654
                                                                         -----------    -----------
                                                                         $   327,676    $   179,439
                                                                         ===========    ===========


Liabilities and Shareholders' Deficiency

Current Liabilities
Short-term loans                                                    4        552,881    $        --
Accounts payable                                                             149,906         41,272
Other payables and accrued expenses                                          279,933         68,592
                                                                         -----------    -----------
                                                                             982,720        109,864
                                                                         -----------    -----------
Long-Term Liabilities
Accrued severance pay                                               5        118,732        153,394
                                                                         -----------    -----------

Contingencies and Commitments                                       6


Shareholders' Deficiency
Share capital:
Ordinary shares NIS1 par value (Authorized - 30,000,000 shares, issued and outstanding - 2,941,617 and 2,501,891 shares at
  December 31, 2004 and 2003, respectively)                         7        599,684        501,422
Additional paid-in capital                                                 2,674,606        927,172
Deficit accumulated during the development stage                          (4,048,066)    (1,512,413)
                                                                         -----------    -----------
                                                                            (773,776)       (83,819)
                                                                         -----------    -----------
                                                                         $   327,676    $   179,439
                                                                         ===========    ===========

The accompanying notes to these financial statements are an integral part thereof.

                           SPO Medical Equipment Ltd.
                          (A Development Stage Company)
                            Statements of Operations

                                                                                                             Cumulative from
                                                                                                             January 1, 1996
                                                                                                             (inception) to
                                                                                   Year ended December 31,     December 31,
                                                                                 --------------------------    -----------
                                                                          Note       2004           2003           2004
                                                                          ----   -----------    -----------    -----------
Revenues
Sales of products                                                                $   164,704    $        --    $   164,704
Research and development services                                                      3,000        137,121        546,164
                                                                                 -----------    -----------    -----------
  Total revenues                                                                     167,704        137,121        710,868
                                                                                 -----------    -----------    -----------
Costs and expenses
Cost of revenues                                                                      96,499         75,279        269,677
Research and development, net (including non-cash compensation of
    $283,214 in 2004)                                                      9         447,952         38,932        877,626
Selling and marketing                                                                183,543         48,173        493,767
General and administrative                                                10         236,626        185,854      1,378,454
Merger expenses (including non-cash compensation of $1,369,849 in 2004)   7c       1,476,731             --      1,476,731
                                                                                 -----------    -----------    -----------
  Total costs and expenses                                                         2,441,351        348,238      4,496,255
                                                                                 -----------    -----------    -----------

Operating loss                                                                    (2,273,647)      (211,117)    (3,785,387)

Financial expenses, net (including non-cash compensation of $77,633 and
  Beneficial conversion feature of $115,000 in 2004)                                (262,006)        (6,773)      (262,679)
                                                                                 -----------    -----------    -----------

Loss for the period                                                              $(2,535,653)   $  (217,890)   $(4,048,066)
                                                                                 ===========    ===========    ===========

Basic and diluted loss per ordinary share                                        $     (0.83)   $     (0.09)
                                                                                 ===========    ===========

Weighted average number of shares
  outstanding used in computation of basic and diluted loss per share              3,057,595      2,501,891
                                                                                 ===========    ===========

The accompanying notes to these financial statements are an integral part thereof.

                           SPO Medical Equipment Ltd.
                          (A Development Stage Company)
                 Statement of Shareholders' Equity (Deficiency)

                                                 Number of
                                                  ordinary                Additional      Deferred
                                                shares NIS 1    Share       paid-in      stock-based    Accumulated
                                                 par value     capital      capital     compensation      deficit         Total
                                                ------------   --------   -----------   -------------   ------------    ---------
Balance at January 1, 1996 (date of inception)                 $     --   $        --   $          --   $         --    $      --
Issuance of ordinary shares                              700        220                                                       220
Income for the year                                                                                            1,102        1,102
                                                ------------   --------   -----------   -------------   ------------    ---------
Balance at December 31, 1996                             700        220            --              --          1,102        1,322
Loss for the year                                                                                            (11,754)     (11,754)
                                                ------------   --------   -----------   -------------   ------------    ---------
Balance at December 31, 1997                             700        220            --              --        (10,652)     (10,432)
Issuance of ordinary shares                              325         90       324,940                                     325,030
Loss for the year                                                                                           (512,920)    (512,920)
                                                ------------   --------   -----------   -------------   ------------    ---------
Balance at December 31, 1998                           1,025        310       324,940              --       (523,572)    (198,322)
Issuance of ordinary shares                              375         90       374,910                                     375,000
Deferred compensation related to stock option
  grants to the CEO                                                           133,314        (133,314)                         --
Amortization of deferred stock-based
  compensation                                                                                122,157                     122,157
Exercise of CEO options                                   80         20                                                        20
Loss for the year                                                                                           (523,752)    (523,752)
                                                ------------   --------   -----------   -------------   ------------    ---------
Balance at December 31, 1999                           1,480        420       833,164         (11,157)    (1,047,324)    (224,897)
Issuance of ordinary shares                              340         83       496,584                                     496,667
Amortization of deferred stock-based
  compensation                                                                                 11,157                      11,157
Exercise of CEO options                                   40         10                                                        10
Loss for the year                                                                                           (486,969)    (486,969)
                                                ------------   --------   -----------   -------------   ------------    ---------
Balance at December 31, 2000                           1,860   $    513   $ 1,329,748   $          --   $ (1,534,293)   $(204,032)
                                                ============   ========   ===========   =============   ============    =========

The accompanying notes to these financial statements are an integral part thereof.

                           SPO Medical Equipment Ltd.
                          (A Development Stage Company)
             Statement of Shareholders' Equity (Deficiency) (Cont.)

                                               Number of
                                                ordinary                 Additional       Deferred
                                              shares NIS 1     Share       paid-in       stock-based    Accumulated
                                               par value      capital      capital      compensation      deficit          Total
                                              ------------   ---------   -----------    -------------   ------------    -----------
Balance at December 31, 2000                         1,860   $     513   $ 1,329,748    $          --   $ (1,534,293)   $  (204,032)
Issuance of ordinary shares                             20           5        98,328                                         98,333
Income for the year                                                                                          229,295        229,295
                                              ------------   ---------   -----------    -------------   ------------    -----------
Balance at December 31, 2001                         1,880         518     1,428,076               --     (1,304,998)       123,596
Issuance of ordinary shares for no
  consideration                                  2,500,011     500,904      (500,904)
Income for the year                                                                                           10,475         10,475
                                              ------------   ---------   -----------    -------------   ------------    -----------
Balance at December 31, 2002                     2,501,891     501,422       927,172               --     (1,294,523)       134,071
Loss for the year                                                                                           (217,890)      (217,890)
                                              ------------   ---------   -----------    -------------   ------------    -----------
Balance at December 31, 2003                     2,501,891     501,422       927,172               --     (1,512,413)       (83,819)
Issuance of ordinary shares to consultants         439,726      98,262     1,271,587                                      1,369,849
Stock-based compensation related to options
  granted to CTO                                                             283,214                                        283,214
Stock-based compensation related to warrant
  granted to lender                                                           77,633                                         77,633
Beneficial conversion feature                                                115,000                                        115,000
Loss for the year                                                                                         (2,535,653)    (2,535,653)
                                              ------------   ---------   -----------    -------------   ------------    -----------
Balance at December 31, 2004                     2,941,617   $ 599,684   $ 2,674,606    $          --   $ (4,048,066)   $  (773,776)
                                              ============   =========   ===========    =============   ============    ===========

The accompanying notes to these financial statements are an integral part thereof.

                           SPO Medical Equipment Ltd.
                          (A Development Stage Company)
                            Statements of Cash Flows

                                                                                                     Cumulative from
                                                                                                     January 1, 1996
                                                                           Year ended December 31,   (inception) to
                                                                          ------------------------    December 31,
                                                                              2004          2003          2004
                                                                          -----------    ---------    -----------
Cash Flows from Operating Activities

Loss for the period                                                       $(2,535,653)   $(217,890)   $(4,048,066)
Adjustments to reconcile loss to net cash used in operating activities:
  Depreciation                                                                  3,634        4,627         44,071
  Amortization of deferred stock-based compensation                                --           --        133,314
  Stock-based compensation expenses                                         1,730,696           --      1,730,696
  Revaluation of short-term credit                                                 --           --           (307)
  Increase (decrease) in accrued severance pay, net                            (2,522)      (1,027)        35,597
  Increase in accrued interest payable in short-term loans                     22,881           --         22,881
  Beneficial conversion feature expense                                       115,000           --        115,000

Changes in assets and liabilities:
  Increase in trade receivables                                              (153,341)          --       (153,341)
  Decrease (increase) in other receivables                                     17,342      124,284        (24,435)
  Increase in accounts payable                                                108,634        7,072        149,906
  Increase (decrease) in other payables and accrued expenses                  211,341      (29,824)       279,933
                                                                          -----------    ---------    -----------
Net cash used in operating activities                                        (481,988)    (112,758)    (1,714,751)
                                                                          -----------    ---------    -----------
Cash Flows from Investing Activities

Decrease (increase) in short-term investments                                 (32,601)      44,169        (32,601)
Increase in long-term deposits                                                 (5,182)          --         (5,182)
Purchase of fixed assets                                                       (7,381)      (6,894)       (66,338)
Proceeds from sale of fixed assets                                                 --           --          1,866
                                                                          -----------    ---------    -----------
Net cash provided by (used in) investing activities                           (45,164)      37,275       (102,255)
                                                                          -----------    ---------    -----------
Cash Flows from Financing Activities

Issuance of share capital                                                          --           --      1,295,280
Receipt of short-term loans                                                   565,000           --        569,529
Repayment of short-term loans                                                 (35,000)      (4,222)       (39,222)
                                                                          -----------    ---------    -----------
Net cash provided by (used in) financing activities                           530,000       (4,222)     1,825,587
                                                                          -----------    ---------    -----------


Increase (decrease) in cash and cash equivalents                                2,848      (79,705)         8,581
Cash and cash equivalents at the beginning of the period                        5,733       85,438             --
                                                                          -----------    ---------    -----------

Cash and cash equivalents at the end of the period                        $     8,581    $   5,733    $     8,581
                                                                          ===========    =========    ===========

The accompanying notes to these financial statements are an integral part thereof.

                           SPO Medical Equipment Ltd.
                          (A Development Stage Company)
                        Notes to the Financial Statements

Note 1 - Organization and Principal Activities

      a. SPO Medical Equipment Ltd. (the "Company") was incorporated in Israel in August 31, 1995 and commenced operations in January 1, 1996. The Company is engaged in the research and development of a pulse oximetry technique which can be applied to a series of non-invasive blood oxygen saturation and pulse rate monitors. Applications including respiratory distress monitors for hospital patients, early warning of crib death conditions (SIDS), fitness training etc. The Company is considered to be in the development stage and has earned limited revenues to date. Most of the revenues of the Company are currently generated from providing development services to others. Business activities to date have focused on product and marketing research, product development, and raising capital.

            On February 28, 2005 the Company and its shareholders entered into a Capital Stock Exchange Agreement (as amended by Restated Capital Stock Exchange Agreement) (the "Exchange Agreement") with United Diagnostic, Inc., a Delaware corporation ("UNDI") under which on the Closing day and no later than April 30, 2005, UNDI shall acquire 100% of the Company's issued and outstanding stock for consideration consisting of 5,937,381 shares of UNDI's common stock (including options to acquire such shares). Upon consummation of the Exchange Agreement the Company will survive as a wholly owned subsidiary of UNDI.

            The Company has a limited operating history and faces a number of risks, including uncertainties regarding demand and market acceptance of the Company's products, the effects of technological change, competition and the development of new products.

      b.    Going Concern

            As reflected in these financial statements, the Company's operations for the year ended December 31, 2004, resulted in a net loss of $2,535,653 and the Company's balance sheet at December 31, 2004 reflects a working capital deficiency of $763,762 and a total shareholders' deficiency of $773,776. The Company's ability to continue operating as a going concern is dependent on its ability to raise sufficient additional working capital. Management's plans in this regard include raising additional equity financing from current and potential shareholders, increasing the marketing of its solutions and obtaining loans.

Note 2 - Significant Accounting Policies

            The financial statements have been prepared in accordance with generally accepted accounting principles ("GAAP") in the United States of America.

      a.    Use of estimates

            The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

      b.    Financial statements in U.S. dollars

            The reporting currency of the Company is the U.S. dollar ("dollar"). The dollar is the functional currency of the Company. Transactions and balances originally denominated in dollars are presented at their original amounts. Non-dollar transactions and balances are remeasured into dollars in accordance with the principles set forth in Statement of Financial Accounting Standards ("SFAS") No. 52 "Foreign Currency Translation" ("SFAS No. 52"). All exchange gains and losses from remeasurement of monetary balance sheet items resulting from transactions in non-dollar currencies are recorded in the statement of operations as they arise.

                           SPO Medical Equipment Ltd.
                          (A Development Stage Company)
                        Notes to the Financial Statements

Note 2 - Significant Accounting Policies (cont.)

      c.    Cash equivalents

            The Company considers all highly liquid investments originally purchased with maturities of three months or less to be cash equivalents.

      d.    Fixed assets

            Fixed assets are stated at cost. Depreciation is computed using the straight-line method over the estimated useful lives of the assets, as follows:

            Computers                        3 - 5 years
            Other electronic equipment       7 - 10 years
            Office furniture and equipment   7 - 15 years

            In accordance with SFAS No. 144, "Accounting for Impairment or Disposal of Long-Lived Assets", management reviews long-lived assets for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable based on estimated future undiscounted cash flows. If so indicated, an impairment loss would be recognized for the difference between the carrying amount of the asset and its fair value. As of December 31, 2004, no impairment losses have been recorded.

      e.    Revenue recognition

            The Company generates its revenues from providing research and development services and sales of its products. Revenues from the services are recognized when such services are performed. Revenues from the sale of products are recognized upon shipment to the customer, provided that persuasive evidence of an arrangement
            exists,  title  has  been  transferred,   the  price  is  fixed  and
            determined, collection of resulting receivables is reasonably assured and there are no remaining significant obligations.

      f.    Research and development costs

            Research and development costs, net of government grants and participation by others, are charged to expenses as incurred.

      g.    Deferred income taxes

            Deferred income taxes are provided for temporary differences between the assets and liabilities, as measured in the financial statements and for tax purposes, at the tax rates expected to be in effect when these differences reverse, in accordance with SFAS No. 109 "Accounting for Income Taxes" ("SFAS No. 109").

      h.    Fair value of financial instruments

            The financial  instruments of the Company consist mainly of cash and
            cash  equivalents,   short-term   investments,   trade  receivables,
            accounts payable and short-term loans.

            In view of their nature, the fair value of the Company's financial instruments is usually identical or close to their carrying value.

      i.    Concentrations of credit risk

            Financial instruments that potentially subject the Company to concentrations of credit risk consist primarily of cash and cash equivalents. The majority of the Company's cash and cash equivalents are invested in deposits. Management believes that the financial institutions that hold the Company's investments are financially sound, and accordingly, minimal credit risk exists with respect to these investments.

            The Company has no significant off-balance sheet concentration of credit risk, such as foreign exchange contracts or other foreign currency hedging arrangements.

                           SPO Medical Equipment Ltd.
                          (A Development Stage Company)
                        Notes to the Financial Statements

Note 2 - Significant Accounting Policies (cont.)

      j.    Stock-based compensation

            The Company accounts for employee stock-based compensation in accordance with Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees" ("APB No. 25), and in accordance with FASB Interpretation No. 44. Pursuant to these accounting pronouncements, the Company records compensation for stock options granted to employees based on the difference, if any, between the exercise price of the options and the market price of the underlying shares at the grant date. Deferred compensation is amortized to compensation expense over the vesting period of the options.

            Had compensation cost for the Company's option plans been determined on the basis of the fair value at the grant dates in accordance with the provisions of SFAS No. 123 "Accounting for Stock-Based Compensation" ("SFAS No. 123"), as amended by SFAS No. 148 "Accounting for Stock-Based Compensation" ("SFAS No. 148"), the Company's net loss and basic and diluted net loss per share would not have been changed.

            For purposes of estimating fair value in accordance with SFAS 123, the Company utilized the Black-Scholes option-pricing model. The following assumptions were utilized in such calculations for the year 2004 (all in weighted averages):

            Risk-free interest rate      3.31%
            Expected life of options   5 years
            Expected dividend yield       none
            Volatility                      0%

      k.    Effects of recently issued accounting standards

            In December 2004, the FASB issued SFAS No. 123 (revised 2004) "Share Based Payments" ("SFAS 123(R)"). This Statement is a revision of FASB Statement No. 123, "Accounting for Stock-Based Compensation", which supersedes APB Opinion No. 25, "Accounting for Stock Issued to Employees" and its authoritative interpretations. SFAS 123(R) establishes standards for the accounting for transactions in which an entity exchanges its equity instruments for goods or services; focuses primarily on accounting for transactions in which an entity obtains employee and directors services in share-based payment transactions; and does not change the accounting guidance for share-based payment transactions with parties other than employees.

            SFAS 123(R) eliminates the alternative to use APB 25's intrinsic value method of accounting that was provided in SFAS 123 as originally issued and requires to measure the cost of employee services received in exchange for an award of equity instruments based on the grant-date fair value of the award. The fair-value-based method in this Statement is similar to the fair-value-based method in SFAS 123 in most respects. The costs associated with the awards will be recognized over the period during which an employee is required to provide service in exchange for the award - the requisite service period (usually the vesting period). The grant-date fair value of employee share options and similar instruments will be estimated using option-pricing models adjusted for the unique characteristics of those instruments (unless observable market prices for the same or similar instruments are available). If an equity award is modified after the grant date, incremental compensation cost will be recognized in an amount equal to the excess of the fair value of the modified award over the fair value of the original award immediately before the modification.

                           SPO Medical Equipment Ltd.
                          (A Development Stage Company)
                        Notes to the Financial Statements

Note 2 - Significant Accounting Policies (cont.)

      k.    Effects of recently issued accounting standards (cont.)

            The provisions of SFAS 123(R) apply to all awards to be granted by the Company after June 30, 2005 and to awards modified, repurchased, or cancelled after that date. When initially applying the provisions of SFAS 123(R), in the third quarter of 2005, the Company will be required to elect between using either the "modified prospective method" or the "modified retrospective method". Under the modified prospective method, the Company is required to recognize compensation cost for all awards granted after the adoption of SFAS 123(R) and for the unvested portion of previously granted awards that are outstanding on that date.

            Under the modified retrospective method, the Company is required to restate its previously issued financial statements to recognize the amounts previously calculated and reported on a pro forma basis, as if the original provisions of SFAS 123 had been adopted. Under both methods, it is permitted to use either a straight line or an accelerated method to amortize the cost as an expense for awards with graded vesting.

            Management has recently commenced identifying the potential future impact of applying the provisions of SFAS 123(R), including each of its proposed transition methods, yet is currently unable to fully quantify the effect of this Standard on the Company's future financial position and results of operations. Nonetheless, it is expected that the adoption of SFAS 123(R) will increase the stock-based-award expenses the Company is to record in the future in comparison to the expenses recorded under the guidance currently applied by the Company.

            In December 2004, the FASB issued SFAS No. 153, "Exchanges of Nonmonetary Assets an amendment of APB No. 29". This Statement amends Opinion 29 to eliminate the exception for nonmonetary exchanges of similar productive assets and replaces it with a general exception for exchanges of nonmonetary assets that do not have commercial substance. The Statement specifies that a nonmonetary exchange has commercial substance if the future cash flows of the entity are expected to change significantly as a result of the exchange. This Statement is effective for nonmonetary asset exchanges occurring in fiscal periods beginning after June 15, 2005. Earlier application is permitted for nonmonetary asset exchanges occurring in fiscal periods beginning after the date this Statement was issued. Retroactive application is not permitted.

Note 3 - Other Receivables

                                                        December 31,
                                                     -----------------
                                                       2004      2003
                                                     -------   -------
            Research and development participation
              from the Government of Israel          $    --   $18,719
            Tax authorities                           23,019     4,561
            Others                                     1,416    18,497
                                                     -------   -------
                                                     $24,435   $41,777
                                                     =======   =======

                           SPO Medical Equipment Ltd.
                          (A Development Stage Company)
                        Notes to the Financial Statements

Note 4 - Short-term Loans


      a. In February and July 2004, the Company issued to lender A two Convertible Promissory Notes ("Notes") in the amount of $100,000 each. The Notes bear interest at an annual rate of 8% and are repayable after one year.

            The Notes are convertible into common shares of the Company at a pre-money valuation of $5 million on a fully diluted basis commencing on the first business day after one year from the date of issuance of the Notes.

            The second Note grants to the lender an additional right to purchase common shares of the Company until July 1, 2007 for total consideration of $50,000 (50% of the Principal Debt) plus accrued interest at a per share purchase price equal to the price per share paid by investors in the first subsequent equity financing in the Company wherein the amount invested is not less than $1.5 million.

            As of December 31, 2004 the lender has agreed to convert the Notes into common shares of the Company at a pre-money valuation of $5 million on a fully diluted basis. Pursuant to the Exchange Agreement the conversion will result in the issuance of 224,366 shares of common stock. The shares were issued on March 7, 2005.

      b. In April 2004, the Company issued to two lenders B a one-year Convertible Promissory Notes ("Notes") each in the amount of $57,500 (the total amount of $115,000). The loan was intended to cover certain outstanding debts of the targeted shell company that was being considered under the terms of a share exchange. Provisions were included to convert the loan into share capital of the target company in the event the transaction was not consummated. The loan provided interest at an annual rate of 10%. However, if the Company does not make full payment of all unpaid amounts owed on or prior to the maturity date, interest will thereafter accrue at the annual rate of 18%.

            The Notes are automatically convertible into common shares of UNDI at a per share conversion rate equal to 20% less than the valuation in the first sale of Common Stock of the Company after the Share Exchange. In the event that the Company does not raise through sale of Common Stock at least $250,000 within 180 days of the close of the share exchange the Notes are convertible at a rate of $0.01 per share; provided, upon such conversion UNDI shall sale all shares which it owns of the Company to the previous shareholders of the Company existing prior to the Share Exchange for an aggregate price of $115,000.

            In accordance with EITF 00-27, the company recorded beneficial conversion feature of $115,000 for the year ended December 31,2004.

      c. In July 2004, the Company issued to lender C a Convertible Debenture ("Debenture") up to $200,000. The maturity date is August 31, 2005. The Debenture bears interest at an annual rate of 8%.

            The lender is entitled to convert all or part of the principal amount of the Debenture plus interest accrued into common shares of the Company at any time from the date of purchase until the maturity date at a pre-money Company valuation which is the lesser of $5 million and the valuation which the first subsequent investment in the Company of not less than $1.5 million is made.

            As of December 31, 2004 the lender has agreed to convert the Debenture into common shares of the Company at a pre-money valuation of $5 million on a fully diluted basis. Pursuant to the Exchange Agreement the shares arising from the conversion will be exchanged for 57,586 shares of UNDI's common stock.

                           SPO Medical Equipment Ltd.
                          (A Development Stage Company)
                        Notes to the Financial Statements

Note 4 - Short-term Loans (cont.)

      d. In November 2004, the Company issued to lender D a Promissory Note ("Note") in the amount of $100,000. The Maturity date will be the earlier of the consummation of the Exchange Agreement (see Note 2) and funding of at least $1 million or March 13, 2005. The Note bears interest at an annual rate of 12% and if the Company does not make full payment of all unpaid amounts owed on or prior to the Maturity date, interest will accrue thereafter at the rate of 1.25% per month.

            As additional consideration, the Company issued to the lender a Common Stock Purchase Warrant ("Warrant") to purchase 25,000 common shares of the Company at an exercise price of $0.01 per share at any time prior to November 13, 2006. The Warrant was exercised prior to closing of the Exchange Agreement Pursuant to the Exchange Agreement the shares arising from the conversion will be exchanged for 57,586 shares of UNDI's common stock.

            The Company accounted for these options under the fair value method of EITF 00-27. The fair value was determined using the Black-Scholes pricing model with the following assumptions: risk-free interest rate of 2.31%; volatility rate of 50%; dividend yield of 0% and an expected life of five months. Non-cash compensation expenses were $77,633 for the year ended December 31, 2004.

      The Warrant was exercised prior to closing of the Exchange Agreement Pursuant to the Exchange Agreement the shares arising from the conversion will be exchanged for 57,586 shares of UNDI's common stock.

      e. In October 2004, the Company received from lender D a financing facility of up to $100,000 (after reduction of $10,000 as lending fee) against a product order received by the Company from its customer ("Order"). A total of $35,000 was repaid in November 2004. The principal outstanding of $65,000 is payable on earlier of receipt of full payment for the Order and February 11, 2005 ("Maturity"). The principal outstanding after Maturity will bear interest at an annual rate of 18%.

Note 5 - Accrued Severance Pay

            The Company's liability for severance pay to employees is calculated in accordance with the Israeli law based on the most recent salary paid to the employee and the length of employment with the Company. Part of the liability is funded through individual insurance policies purchased from outside insurance companies, which are not under the Company's control, and by deposits in severance pay funds. The unfunded portion is fully accrued for in the Company's financial statements.

            Severance pay expenses (income) for the years ended December 31, 2004 and 2003 were ($160,212) and $79,977 respectively.

Note 6 - Contingencies and Commitments

            The Company is committed to pay royalties of 3% to the Government of Israel on proceeds from the sale of products, the research and development of which the Government has participated in by way of grants, up to the amount of 100%-150% of the grants received plus interest at LIBOR (in dollar terms). The total amount of grants received  or  accrued,  net of  royalties  paid  or  accrued,  as of
            December 31, 2004 was $1,413,793. The refund of the grants is contingent upon the successful outcome of the research and development and the attainment of sales. The Company has no obligation to refund these grants, if sales are not generated. The financial risk is assumed completely by the Government of Israel. The grants are received from the Government on a project by project basis. If the project fails the Company has no obligation to repay any grant received for the specific unsuccessful or aborted project.

                           SPO Medical Equipment Ltd.
                          (A Development Stage Company)
                        Notes to the Financial Statements

Note 7 - Share Capital

      a. In June 2002 the Company increased its authorized share capital to 30,000,000 ordinary shares of NIS1 par value. In addition, the
            Company issued 2,500,011 ordinary shares to all existing shareholders for no consideration, such that after the issuance each shareholder's percentage of the share capital of the Company would remain unchanged.

      b.    1998 Stock Option Plan

            Under the 1998 Stock Option Plan (the "1998 Plan") for employees of the Company, options to purchase up to 253,000 ordinary shares (as was adjusted with the share issuance mentioned in Note 7a) of the Company may be granted at an exercise price that shall be determined by the Stock Option Committee appointed and maintained by the Board of Directors of the Company. The options granted shall be exercisable on the date and for the number of shares as shall be provided in the option agreement. Under the 1998 Plan, options will expire ten years from the date of the grant.

            In January 1999 the Company granted to the Company's Chief Executive Officer options to purchase up to 120 ordinary shares of the Company pursuant to his employment agreement and the 1998 Plan. The options had an exercise price of NIS1.00 and vested over two years. In connection with this issuance, the Company recorded a stock-based compensation expense totaling $133,314. All of the options were exercised during 1999 and 2000.

            On October 18, 2004 the Company granted to the Company's Chief Technology Officer fully vested stock options to purchase 90,978 ordinary shares of the Company at an exercise price of NIS0.01 per share under Company's 1998 Stock Option Plan. In connection with this issuance, the Company recorded a stock-based compensation expense totaling $566,632. Pursuant to the Exchange Agreement the options will be exchanged for fully vested penny options to acquire 168,275 shares of UNDI's common stock.

            As of December 31, 2004, there are 90,978 options granted to the Company's Chief Technology Officer, as mentioned above, outstanding under the 1998 Plan. As of December 31, 2004, 10,402 ordinary shares are available for future grants.

      c. On October 18, 2004 the Company issued 439,726 ordinary shares to a group of investors in consideration of introduction the Company to UNDI for the purposes of entering into the Exchange Agreement. In connection with this issuance, the Company recorded a stock-based compensation expense totaling $1,369,849.

Note 8 - Deferred Taxes

            In accordance with SFAS No. 109, the components of deferred income taxes are as follows:

                                                      December 31,
                                                 ----------------------
                                                    2004         2003
                                                 ---------    ---------
            Net operating losses carryforwards   $ 904,829    $ 841,272
            Less - valuation allowance            (904,829)    (841,272)
                                                 ---------    ---------
                                                 $      --    $      --
                                                 =========    =========

            As of December 31, 2004 and 2003, a valuation allowance of $904,829 and $841,272 respectively, is provided due to the level of uncertainty with respect to the realization of the deferred tax assets.

                           SPO Medical Equipment Ltd.
                          (A Development Stage Company)
                        Notes to the Financial Statements

Note 9 - Research and Development Expenses, net

                                                                   Cumulative
                                                                      from
                                                                   January 1,
                                                                      1996
                                                                   (inception)
                                         Year ended December 31,       to
                                         ---------------------     December 31,
                                           2004        2003           2004
                                         --------   ----------     ----------

            Salaries                     $412,180   $  122,721     $1,731,973
            Subcontractors                100,982       40,112        565,544
            Materials and tools            60,374        9,074        207,672
            Depreciation                    2,828        3,841         38,167
                                         --------   ----------     ----------
                                          546,364      175,748      2,543,356
                                         --------   ----------     ----------
            Less -
            Royalty bearing government
              grants                           --      105,449      1,413,793
            Participation by others       128,412       31,367        251,937
                                         --------   ----------     ----------
                                         $447,952   $   38,932     $  877,626
                                         ========   ==========     ==========


Note 10 -   General and Administrative Expenses

                                                          Cumulative
                                                             from
                                                          January 1,
                                                             1996
                                                          (inception)
                                Year ended December 31,       to
                                ---------------------     December 31,
                                  2004        2003           2004
                                --------   ----------     ----------
            Salaries            $ 69,187   $   74,543     $  660,732(*)
            Professional fees     94,023       36,040        319,388
            Car expenses          27,770       26,322        146,466
            Miscellaneous         45,646       48,949        251,868
                                --------   ----------     ----------
                                $236,626   $  185,854     $1,378,454
                                ========   ==========     ==========

            (*) Includes an amount of $133,314 in stock-based compensation to the CEO (see Note 7b).

Note 11 - Subsequent Events

            In January 2005, the Company issued to ten investors Convertible Promissory Notes ("Notes") in the total amount of $300,000. The Notes bear interest at an annual rate of 8% and are payable after one year. The Notes are convertible into common shares of the Company commencing on the first business day after the receipt by the Company of at least $2 million from the sale of its Common Stock ("Transaction"), at a per share price equal to the lesser of (i) a pre-money valuation of 40% less than the pre-money valuation in the Transaction and (ii) $12 million divided by the number of the Company's outstanding shares immediately prior to the Transaction (the "Exercise Price").

            In addition, the Company issued to three of the investors a Warrant for the Purchase of Shares to purchase from the Company (during a period of three years from the close of the Transaction), $30,000 of common shares of the Company or any other equity securities which may be issued by it with respect thereto, for a per share price equal to the Exercise Price.

                                SPO MEDICAL, INC
                   (Formerly known as UNITED DIAGNOSTIC, INC.)
                          (A Development Stage Company)

                    UNAUDITED PRO FORMA FINANCIAL STATEMENTS

                                SPO MEDICAL, INC
             UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL INFORMATION

The following unaudited pro forma consolidated balance sheets as of March 31, 2005 and the unaudited pro forma consolidated statements of operations for the twelve months ended December 31, 2004 and the three months ended March 31, 2005 are based on the historical financial statements of United Diagnostic, Inc. ("UNDI") and SPO Medical Equipment Ltd. ("SPO") after giving effect to the merger of SPO and UNDI into SPO MEDICAL, INC. The result of the combination will have SPO as the continuing operating entity in a reverse merger transaction. See notes to pro forma financial statements for a detailed description of the events as a result of this reverse merger.

The unaudited pro forma consolidated financial statements should be read with the accompanying unaudited pro forma footnotes as well as the historical financial statements and accompanying notes of SPO included in this form 8-K as well as the historical financial statements and accompanying footnotes of UNDI as filed with the Securities & Exchange Commission. The unaudited pro forma consolidated financial statements are not intended to represent or be indicative of the consolidated results of operations or financial condition that would have been reported had the merger been completed as of the dates presented and should not be taken as representative of future consolidated results of operations and financial condition of the merged entity.

                                SPO MEDICAL, INC.
                   (Formerly known as UNITED DIAGNOSTIC, INC.)
                          (A Development Stage Company)
             UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL INFORMATION

Unaudited Pro forma Consolidated Condensed Balance Sheet
As of March 31, 2005
In thousands of U.S. Dollars

                                                                                  Pro forma
                                                                                 adjustments
                                                                                  increase
                                                            UNDI        SPO      (decrease)    Notes   Pro forma
                                                          --------    -------    -----------   -----   ---------
Assets

Current Assets                                            $      1    $    31             --           $      32
Cash and cash equivalents                                       --         32             --                  32
Short-term investments                                          --        252             --                 252
Trade receivables                                               14         19             --                  33
Other receivables                                               --         16             --                  16
                                                          --------    -------    -----------           ---------
                                                                15        350             --                 365

Long-Term Investments
Deposit                                                         --          5             --                   5
Severance pay fund                                              --         94             --                  94
                                                          --------    -------    -----------           ---------
                                                                --         99             --                  99

Fixed Assets
Cost                                                            --         66             --                  66
Less - accumulated depreciation                                 --         44             --                  44
                                                          --------    -------    -----------           ---------
                                                                --         22                                 22
                                                          --------    -------    -----------           ---------
                                                          $     15    $   471    $        --           $     486
                                                          ========    =======    ===========           =========


Liabilities & Stockholders' Deficiency

Current Liabilities
Short-term loans                                          $     --    $   305    $        --           $     305
Accounts payable                                               209        146             --                 355
Other payables and accrued expenses                             56        254             85    E,F          395
Notes payable                                                   66         --             --                  66
Due to related parties                                         285         --           (185)   E,F          100
Contract payable                                                55         --             --                  55
                                                          --------    -------    -----------           ---------
                                                               671        705           (100)              1,276
                                                          --------    -------    -----------           ---------
Long-Term Liabilities
Loans                                                           --        351             --                 351
Accrued severance pay                                           --        121             --                 121
                                                          --------    -------    -----------           ---------
                                                                --        472             --                 472
                                                          --------    -------    -----------           ---------
Stockholders' Deficiency
Share capital                                                   17        635           (635)    B
                                                                                         154     A           171
Additional paid-in capital                                  59,787      2,898        (59,787)    C
                                                                                         635     B
                                                                                        (827)    D
                                                                                         310     E         3,016
Accumulated deficit                                        (60,460)    (4,239)        60,460     C
                                                                                        (210)    F        (4,449)
                                                          --------    -------    -----------           ---------
                                                              (656)      (706)           100              (1,262)
                                                          --------    -------    -----------           ---------
                                                          $     15    $   471    $        --           $     486
                                                          ========    =======    ===========           =========

                                SPO MEDICAL, INC.
                   (Formerly known as UNITED DIAGNOSTIC, INC.)
                          (A Development Stage Company)
             UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL INFORMATION

Unaudited Pro forma Consolidated Condensed Statement of Operations For the three months ended March 31, 2005
In thousands of U.S. Dollars, except per share data

                                                    Pro forma
                                                   adjustments
                                                    increase
                                    UNDI    SPO    (decrease)    Notes   Pro forma
                                    ----   -----   -----------   -----   ---------
Revenues
Sales of products                   $ --   $ 373            --                 373
Research and development services     --                    --                  --
                                    ----   -----   -----------           ---------
  Total revenues                      --   $ 373                               373
Costs and expenses
Cost of revenues                      --     154            --                 154
Research and development, net         --      97            --                  97
Selling and marketing                 --     112            --                 112
General and administrative            --     106            --                 106
Merger expenses                        2      38           210     F           250
                                    ----   -----   -----------           ---------
  Total costs and expenses             2     507           210                 719
                                    ----   -----   -----------           ---------

Operating loss                         2     134                               346

Financial expenses, net                2      57                                59
                                    ----   -----   -----------           ---------

Loss for the period                 $  4   $ 191   $       210           $     405
                                    ====   =====   ===========           =========

Basic and diluted loss per share     NIL   $0.06                         $   0.023
                                    ====   =====                         =========

                                SPO MEDICAL, INC.
                   (Formerly known as UNITED DIAGNOSTIC, INC.)
                          (A Development Stage Company)
             UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL INFORMATION

Notes to Unaudited pro forma Financial Statements as of March 31, 2005

The pro forma Balance sheet assumes the transaction occurred as of March 31, 2005, and the pro forma Statement of Operations assumes the transaction occurred as of January 1, 2005. The pro forma adjustments reflecting this transaction are described below:

The acquisition of SPO by UNDI effected a change in control and was accounted for as a reverse acquisition whereby SPO is the accounting acquirer for financial statements purposes.

A.    Issuance of common stock of UNDI.

B. Elimination and reclassification of SPO'S share capital to additional paid-in-capital.

C. Elimination of the additional paid-in-capital and the accumulated deficit of UNDI.

D. Deduction from additional paid-in-capital resulting from the reverse merger acquisition.

E. Waiver of company liabilities by related parties resulting from the reverse merger acquisition in the amount of $310,000.

F.    Merger expenses in 2005 consist of:

      $100,000 payment to related party for consulting services.

      $55,000 additional professional fees.

      $55,000 other expenses related to the reverse merger.

                                SPO MEDICAL, INC.
                   (Formerly known as UNITED DIAGNOSTIC, INC.)
                          (A Development Stage Company)
             UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL INFORMATION

Unaudited Pro forma Consolidated Condensed Statement of Operations For the year ended December 31, 2004
In thousands of U.S. Dollars, except per share data

                                                               Pro forma
                                                              adjustments
                                                               increase
                                            UNDI     SPO      (decrease)    Notes   Pro forma
                                            ----   -------    -----------   -----   ---------
Revenues
Sales of products                           $ --   $   165    $        --           $     165
Research and development services             --         3             --                   3
                                            ----   -------    -----------           ---------
  Total revenues                              --       168             --                 168
                                            ----   -------    -----------           ---------
Costs and expenses
Cost of revenues                              --        96             --                  96
Research and development, net                 --       448             --                 448
Selling and marketing                         --       184             --                 184
General and administrative                    --       237             --                 237
Merger expenses                                2     1,477            250     A         1,729
                                            ----   -------    -----------           ---------
  Total costs and expenses                     2     2,442            250               2,694
                                            ----   -------    -----------           ---------

Operating loss                                 2     2,274            250               2,526

Financial expenses, net                        6       262             --                 268
                                            ----   -------    -----------           ---------

Loss for the period                         $  8   $ 2,536    $       250           $   2,794
                                            ====   =======    ===========           =========

Basic and diluted loss per ordinary share    NIL   $ (0.83)                         $  (0.160)
                                            ====   =======                          =========

                                SPO MEDICAL, INC.
                   (Formerly known as UNITED DIAGNOSTIC, INC.)
                          (A Development Stage Company)
             UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL INFORMATION

Notes to Unaudited pro forma Statement of operation to the year ended December 31, 2004

The pro forma Statement of Operation assumes the transaction occurred as of January 1, 2004. The pro forma adjustments reflecting this transaction are described below:

The acquisition of SPO by UNDI effected a change in control and was accounted for as a reverse acquisition whereby SPO is the accounting acquirer for financial statements purposes.

A.    Merger expenses consist of:

      $100,000 payment to related party for consulting services.

      $55,000 additional professional fees.

      $95,000 other expenses related to the reverse merger.